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                                                        EXHIBIT 16.1 TO FORM 8-K


December 5, 1997


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by Wheels Sports Group, Inc. (Commission File Number 0-22321) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 5, 1997. We agree with the statements in Item 4 of Form 8-K dated December 5, 1997 contained in paragraph (a)(1) on page 2 therein concerning our Firm.

Very truly yours,


Coopers & Lybrand L.L.P.





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